EXHIBIT 10.2

AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS

i

EXHIBITS

Exhibit “A”  —  Depiction of the Land
Exhibit “B”  —  [Reserved]
Exhibit “C”  —  Grant Deed
Exhibit “D”  —  [Reserved]
Exhibit “E”  —  593-W Form
Exhibit “F”  —  Tenant Lease Assignment
Exhibit “G”  —  Assignment of Contracts and Assumption Agreement
Exhibit “H”  —  Bill of Sale
Exhibit “I”  —  Transferor’s Certification of Non-Foreign Status
Exhibit “J”  —  General Assignment Agreement
Exhibit “K”  —  [Reserved]
Exhibit “L”  —  Schedule of Warranties for the Improvements to be Assigned to Buyer

AGREEMENT OF PURCHASE AND SALE
AND JOINT ESCROW INSTRUCTIONS

THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (“Agreement”) is made and entered into as of March 31, 2004 (the “Effective Date”), by and between PEGH Investments, LLC, a California limited liability company (“Seller”), and The Cheesecake Factory Incorporated, a Delaware corporation (“Buyer”), with respect to the following:

R E C I T A L S :

A.        Seller desires to sell and convey to Buyer all of Seller’s right, title and interest in and to the following:

1.    That certain real property located at 26901 Malibu Hills Road, in the City of Calabasas, County of Los Angeles, State of California, consisting of approximately 220,048 square feet of land, all of which is described on Exhibit “A” attached hereto (the “Land”), together with a two story office building located thereon, containing in the aggregate approximately 87,884 net rentable square feet of space, associated parking areas, and all other improvements located thereon (the “Improvements”);

2.    All rights, privileges, easements and appurtenances benefiting the Land or the Improvements, including, without limitation, all mineral and water rights and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Land or the Improvements (the Land, the Improvements and all such rights, privileges, easements and appurtenances are sometimes collectively hereinafter referred to as the “Real Property”);

3.      All of Seller’s interest in and to that certain Office Lease, dated October 3, 2001, as amended April 1, 2002 and March 24, 2003 (the “Cheesecake Lease”), by and between Seller, as lessor, and Buyer, as lessee.

4.    All personal property, equipment, supplies and fixtures (collectively, the “Personal Property”), owned by Seller and used or useful in the operation of the Real Property; and

5.    All of Seller’s interest in any intangible property used or useful in connection with the foregoing, including, without limitation, all trademarks, trade names, goodwill, contract rights, plans and specifications, warranties, guaranties, licenses, permits, entitlements, governmental approvals and certificates of occupancy that benefit the Real Property or the Personal Property (the “Intangible Personal Property”). The Real Property, the Personal Property, Seller’s interest as lessor in the Leases, and the Intangible Personal Property are sometimes collectively hereinafter referred to as the “Property.”

B.        Seller desires to sell the Property to Buyer and Buyer desires to purchase the Property from Seller upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree that the terms and conditions of this Agreement and the instructions to Commerce Escrow Company, 1545 Wilshire Boulevard, Suite 600, Los Angeles, California  90017, 213-484-0855, Attn:  Mr. Mark Minsky (“Escrow Holder”), with regard to the escrow (“Escrow”) created pursuant hereto are as follows:

1.         Purchase and Sale. Seller hereby agrees to sell the Property to Buyer, and Buyer hereby agrees to purchase the Property from Seller, upon the terms and conditions herein set forth.

2.         Purchase Price. The purchase price (“Purchase Price”) for the Property is Twenty Million Nine Hundred Eighty-Three Thousand One Hundred Thirty-Nine and 29/100 Dollars ($20,983,139.29).

3.         Payment of Purchase Price. The Purchase Price for the Property will be payable by Buyer as follows:

(a)Deposit. Within five (5) business days following the Effective Date, Buyer will deposit or cause to be deposited with Escrow Holder, by check made payable to Escrow Holder or by a confirmed wire transfer of funds, the sum of Three Hundred Thousand and No/100 Dollars ($300,000.00) (the “Deposit”). The Deposit and all interest thereon will be fully refundable to Buyer if Buyer does not satisfy or waive the contingencies of Paragraph 7(a)(i), (ii), (iii) and (iv) hereof on or before the expiration of the “Contingency Period” (as defined in Paragraph 7(a)(ii) hereof). Upon Buyer’s satisfaction or waiver of such contingencies and the expiration of the Contingency Period, the Deposit will become nonrefundable to Buyer in the event this Agreement and the Escrow is thereafter cancelled by reason of a default by Buyer hereunder, as provided in and subject to the provisions of Paragraph 16(a) hereof. Upon Escrow Holder’s receipt of the Deposit, as applicable, Escrow Holder shall immediately invest it in an interest bearing account of a federally insured bank or savings and loan association acceptable to Buyer (Buyer’s Federal Tax Identification Number is: 51-0340466). The Deposit and all interest that accrues thereon will be applied to the payment of the Purchase Price upon the Close of Escrow, or refunded to Buyer in the event this Agreement and the Escrow is cancelled for any reason except as provided in Paragraph 16(a) hereof.

(b)     Closing Funds. Prior to the Close of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder, in cash, by a certified or bank cashier’s check made payable to Escrow Holder or by a confirmed wire transfer of funds, the balance of the Purchase Price, and plus or minus Buyer’s share of closing costs, prorations and charges payable pursuant to this Agreement.

4.       Escrow

(a)    Opening of Escrow. For purposes of this Agreement, the Escrow shall be deemed opened on the date Escrow Holder receives a fully executed original or originally executed counterparts of this Agreement from both Buyer and Seller (such date being referred to hereinafter as the “Opening of Escrow”). Escrow Holder shall notify Buyer and Seller in writing of the date Escrow is opened. Buyer and Seller agree to execute, deliver and be bound by any reasonable or customary supplemental escrow instructions of Escrow Holder or other instruments as may reasonably be required by Escrow Holder in order to consummate the transaction contemplated by this Agreement. Any such supplemental instructions shall not conflict with, amend or supersede any portions of this Agreement. If there is any conflict or inconsistency between such supplemental instructions and this Agreement, this Agreement shall control.

(b)    Close of Escrow. For purposes of this Agreement, the “Close of Escrow” is the date that the grant deed, the form of which is attached hereto as Exhibit “C” (the “Deed”), conveying the Real Property to Buyer, is recorded in the Official Records of Los Angeles County, California (the “Official Records”). Unless extended in writing by Buyer and Seller, the Close of Escrow (the “Closing Date”) will occur on or before the fifteenth (15th) day following the earlier to occur of (i) the day on which Buyer delivers to Seller written notice of Buyer’s approval of all contingencies that are subject to Buyer’s review during the Contingency Period, or (ii) the expiration of the Contingency Period. Seller shall deliver possession of the Property to Buyer upon the Close of Escrow, subject only to the “Approved Condition of Title” (as defined in Paragraph 5 below).

5.       Condition of Title. It is a condition to the Close of Escrow for Buyer’s benefit that Seller convey title to the Real Property to Buyer by the Deed subject only to the following approved conditions of title (the “Approved Condition of Title”):

(a)    a lien to secure payment of real estate taxes, not delinquent;

(b)    the lien of supplemental taxes assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code (the “Code”), but only to the extent that such supplemental taxes are attributable to the transaction contemplated by this Agreement. Seller will be responsible for, and will indemnify, protect, defend (with counsel chosen by Seller, subject to Buyer’s prior written approval, which will not be unreasonably withheld) and hold harmless Buyer and the Real Property from and against any and all supplemental taxes assessed pursuant to the Code, to the extent that such taxes are attributable to any period occurring prior to the Close of Escrow;

(c)    matters affecting the Real Property created by or with the written consent of Buyer;

(d)    exceptions that are disclosed by the Report (as defined below) and that are approved or deemed approved by Buyer in accordance with Paragraph 7(a)(i); and

(e)    the Cheesecake Lease.

Seller covenants and agrees that during the term of the Escrow, it will not cause or permit title to the Real Property to differ from the Approved Condition of Title described in this Paragraph 5. Any liens, encumbrances, encroachments, easements, restrictions, conditions, covenants, rights, rights-of-way or other matters affecting the Approved Condition of Title that may appear of record or be revealed after the date of the Report described in Paragraph 7(a)(i) below will also be subject to Buyer’s approval and must be eliminated or ameliorated by Seller to Buyer’s reasonable satisfaction prior to the Close of Escrow as a condition to the Close of Escrow for Buyer’s benefit.

6.     Title Policy. Title will be evidenced by the willingness of the “Title Company” (as defined in Paragraph 7(a)(i) hereof) to issue its ALTA Extended Coverage (Form B-1970) Owner’s Policy of Title Insurance (the “Title Policy”), or a title binder reflecting the same if so elected by Buyer, in the amount of the Purchase Price, showing title to the Property vested in Buyer or its assignee as provided in Paragraph 21 hereof and subject only to the Approved Condition of Title. The Title Policy must also include any endorsements reasonably requested by Buyer.

7.       Conditions to Close of Escrow

(a)    Conditions to Buyer’s Obligations. The Close of Escrow and Buyer’s obligation to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions (or Buyer’s written waiver thereof, it being agreed that Buyer may waive in writing any or all of such conditions) for Buyer’s benefit on or prior to the dates designated below for the satisfaction of such conditions. In the event Buyer terminates this Agreement and the Escrow due to the nonsatisfaction of any such conditions, in Buyer’s sole and absolute discretion, then Buyer will be entitled to the immediate return of the Deposit and all interest accrued thereon:

(i)    Title. Buyer shall have approved the legal description of the Land and any matters of title as disclosed by the following documents (collectively, the “Title Documents”) prepared at Seller’s sole cost and expense and to be delivered to Buyer at Seller’s sole cost and expense: (A) a standard preliminary title report dated on or after the date of this Agreement issued by Chicago Title Company (the “Title Company”) with respect to the Real Property, as such report may be amended or supplemented from time to time to reflect additional title matters or survey exceptions (the “Report”); (B) legible copies of all documents, whether recorded or unrecorded, referred to in the Report (the “Underlying Documents”); and (C)  an as built ALTA survey of the Real Property (the “Survey”), prepared by Peak Surveys, Inc., a registered surveyor (the “Surveyor”). Seller agrees to request that the Title Company deliver to Buyer the Report and the Underlying Documents, and the Surveyor deliver to Buyer the Survey, on or before the fifth (5th) day following the Effective Date.

Buyer will have until the twentieth (20th) day following the “Title Delivery Date” (as defined below) to give Seller and Escrow Holder written notice (“Buyer’s Title Notice”) of Buyer’s disapproval or conditional approval of the legal description or any matters shown in or disclosed by the Title Documents. The “Title Delivery Date” means the date on which Buyer holds in its possession the Report, the Underlying Documents, and the Survey.

The failure of Buyer to give Buyer’s Title Notice on or before the expiration of the Contingency Period will be deemed to constitute Buyer’s disapproval of the respective matters relating thereto. If Buyer disapproves or conditionally approves any of the foregoing matters, Seller may, within ten (10) days after its receipt of Buyer’s Title Notice, elect to eliminate or ameliorate to Buyer’s reasonable satisfaction such disapproved or conditionally approved matters. Within this (10) day period, Seller shall give Buyer written notice (which will hereinafter be referred to as “Seller’s Title Notice”) of those disapproved or conditionally approved matters, if any, that Seller covenants and agrees to either eliminate from the Title Policy as exceptions to title to the Property or to ameliorate to Buyer’s reasonable satisfaction by the Closing Date. If Seller does not elect in Seller’s Title Notice to eliminate or ameliorate any disapproved or conditionally approved matters as provided above, or Buyer disapproves, in Buyer’s reasonable discretion, then Buyer will have the right, by a written notice delivered to Seller and Escrow Holder prior to the Closing Date, to: (A) waive its prior disapproval, in which event said disapproved matter(s) shall be deemed approved, (B) terminate this Agreement and the Escrow created pursuant hereto, in which event the Deposit and all interest accrued thereon will be immediately returned to Buyer, and this Agreement, the Escrow and the rights and obligations of the parties hereunder will terminate, or (C) cure the objections at Seller’s expense, so long as such expense does not exceed Twenty-Five Thousand Dollars ($25,000). Notwithstanding anything to the contrary contained in this Agreement, Buyer hereby disapproves all liens evidencing monetary encumbrances (other than liens for non-delinquent real property taxes) and Seller agrees to cause all such liens to be eliminated at Seller’s sole cost and expense (including all prepayment penalties and charges) prior to, or concurrently with, the Close of Escrow.

(ii)    Review and Approval of Documents and Materials. Seller shall deliver to Buyer or cause the delivery to Buyer by Triliad Development, Inc., a California corporation (“Triliad”), concurrently with the Opening of Escrow the documents and materials respecting the Property set forth below (the “Documents and Materials”). From the Opening of Escrow until 5 p.m. Pacific Time on the forty-fifth (45th) day following the Effective Date. (the “Contingency Period”), Buyer will have the right to review and approve or disapprove, in its sole and absolute discretion, any or all of the Documents and Materials. The failure of Buyer to approve of the Documents and Materials on or before the expiration of the Contingency Period will be deemed to constitute Buyer’s disapproval thereof, in which event this Agreement will terminate and the Initial Deposit will be returned to Buyer.

(A)    Permits. Any and all governmental approvals (such as approved building permits, building inspection approvals and certificates of occupancy) or authorizations pertaining to the Property to the extent in the possession or control of Seller.

(B)    Improvement Plans. Complete “as-built” plans, drawings and specifications for the Improvements (the “Plans and Specifications”).

(C)    Agreements. Legible copies of any and all certificates of insurance, management contracts, maintenance contracts (but excluding the management agreement between Triliad and Seller), service contracts, reciprocal easement agreements, utility will-serve letters and any other contracts or agreements affecting or relating to the Cheesecake Lease, ownership, operation, maintenance, construction or development of the Property, including, without limitation, copies of all warranties with respect thereto (collectively, the “Contracts”). Notwithstanding anything to the contrary contained in the foregoing sentence, Seller will not deliver copies of any insurance policy, broker listing agreement, construction contract, or correspondence relating to the prospective leasing of the Real Property.

(D)    Personal Property List. A detailed list (“Personal Property Schedule”) of all personal property, including, without limitation, any and all fixtures, equipment and tools owned by Seller and used on or in connection with the Property, that are to be conveyed to Buyer at Close of Escrow pursuant to the Bill of Sale described in Paragraph 8(f) below, together with a copy of all warranties and guaranties applicable thereto. This list will reflect any and all security interests in said personal property, and Seller will cause, at Seller’s sole cost and expense, said personal property to be released from any such security interests at or before the Close of Escrow.

(E)    Tax Statements. Legible copies of the most recently issued bills for all real property taxes and assessments and all personal property taxes payable with respect to the Property, or any portion thereof.

(F)    [Intentionally Deleted]

(G)    Schedule of Income and Expenses. A schedule reflecting all income generated by or from the Property or from the use of all or any portion of the Property and reflecting any and all expenses for the ownership, operation, maintenance and repair of the Property for the calendar years of 2001, 2002, 2003 and for the calendar year 2004 up to and including the month of February, 2004, which schedule must include, without limitation, the following:

(1)      annual insurance premiums for all forms of coverage;

(2)     real property taxes and assessments;

(3)    utility charges, management fees, maintenance and repair costs; and

(4)    any and all other costs and expenses incurred in connection with the ownership, operation, maintenance and repair of the Property.

(H)    Environmental and Engineering Reports. All existing and available soils, environmental and building reports and engineering data pertaining to the Property or any portion thereof and any and all architectural studies, grading plans, topographical maps and similar data respecting the Property that are in the possession or control of Seller or Triliad.

(I)    Miscellaneous. Such other documents in Seller’s or Triliad’s possession or control that relate to the Property that Buyer shall reasonably request.

(iii)    Inspections and Studies. On or before the expiration of the Contingency Period, Buyer will have the right to approve or disapprove, in Buyer’s sole and absolute discretion, the results of any and all inspections, investigations, tests and studies, including, without limitation, investigations with regard to zoning, building codes and other governmental regulations, architectural inspections, engineering tests, economic feasibility studies and soils, seismic and geologic reports, as well as toxic and environmental reports with respect to the Property, inspections of all or any portion of the Improvements (including, without limitation, structural, mechanical and electrical systems, roofs, pavement, landscaping and public utilities), and any other physical inspections or investigations as Buyer may elect to make or obtain. The failure of Buyer to approve said results on or prior to the expiration of the Contingency Period will be deemed to constitute Buyer’s disapproval thereof, in which event this Agreement will terminate and the Initial Deposit will be returned to Buyer. Buyer agrees to restore or cause to be restored any damage to the Property that is a direct result of, or caused during the course of, Buyer’s inspection and testing on and of the Property.

During the term of this Escrow, Buyer will be afforded access by Seller to review Seller’s and Triliad’s books and records relating to the Property, and Buyer, its agents, consultants, contractors and subcontractors will have the right to enter upon the Property to conduct or make any and all inspections and tests (including, without limitation, environmental assessments of the Real Property) as may be necessary or desirable in Buyer’s sole and absolute judgment and discretion. Buyer hereby indemnifies, protects, defends (with counsel chosen by Buyer, subject to Seller’s prior written approval, which will not be unreasonably withheld) and holds Seller and the Property harmless from and against any and all costs, losses, damages or expenses arising out of or resulting from such entry by Buyer, its agents, consultants, contractors and subcontractors provided, that, Buyer will not be liable for any losses or liabilities resulting from Buyer’s investigations uncovering the existence of any environmental contamination or any other defects or conditions that adversely impact the Property or any injury or liability caused by the willful misconduct or negligence of Seller, its agents or contractors.

(iv)    Representations, Warranties and Covenants of Seller. Seller shall have duly performed each and every covenant and agreement to be performed by Seller pursuant to this Agreement and Seller’s representations, warranties and covenants set forth in Paragraph 14 hereof must be true and correct as of the Closing Date.

(v)    No Material Changes. At the Closing Date, there will have been no material adverse changes in the physical, environmental or financial condition of the Property (including, without limitation, the financial condition of any Lessees) from and after the Opening of Escrow.

(vi)    Deposits. Seller must make all deposits with Escrow Holder required of Seller pursuant to the provisions of Paragraph 8 of this Agreement.

(b)    Conditions to Seller’s Obligations. For the benefit of Seller, the Close of Escrow will be conditioned upon the timely performance by Buyer of all of the obligations required by the terms of this Agreement to be performed by Buyer (or Seller’s waiver thereof, it being agreed that Seller may waive such condition). Buyer’s representations, warranties and covenants set forth in Paragraph 15 hereof must be true and correct as of the Closing Date

8.    Deposits by Seller. At least one (1) business day prior to the Close of Escrow, Seller will deposit or cause to be deposited with Escrow Holder the following documents and instruments:

(a)      Deed. The Deed conveying the Real Property to Buyer or its assignee, as provided in Paragraph 21 hereof, duly executed as appropriate by Seller, acknowledged and in recordable form in the form attached hereto as Exhibit “C”

(b)    [Intentionally Deleted];

(c)    Tenant Lease Assignment. Tenant Lease Assignment (“Assignment of Leases”), duly executed by Seller, in the form attached hereto as Exhibit “F”, pursuant to which Seller will assign to Buyer all of Seller’s right, title and interest in and to the Cheesecake Lease;

(d)    Contracts. Any and all original Contracts and all warranties related thereto, if any, approved by Buyer in accordance with Paragraph 7(a) hereof;

(e)    Assignment of Contracts and Assumption Agreement. Assignment of Contracts and Assumption Agreement (“Assignment of Contracts”), duly executed by Seller, in the form attached hereto as Exhibit “G”, pursuant to which Seller will assign to Buyer all of Seller’s right, title and interest in, under and to the Contracts that Buyer approved and elected to assume during the Contingency Period and any and all warranties relative thereto;

(f)    Bill of Sale. Bill of Sale (“Bill of Sale”), duly executed by Seller, in the form attached hereto as Exhibit “H”, conveying all of Seller’s right, title and interest in and to the Personal Property;

(g)      Seller’s Certification of Non-Foreign Status. Seller’s Certification of Non-Foreign Status, for both federal (in the form attached hereto as Exhibit “I” (the “FIRPTA”)) and state (in the form attached hereto as Exhibit “E” (the “593-W”)) duly executed by Seller;

(h)    Permits, Entitlements and the Like. Any and all building and development permits, certificates of occupancy, utility will serve letters, use permits and other governmental approvals or entitlements relative to the Property;

(i)      General Assignment. General Assignment (“General Assignment”), duly executed by Seller, in the form attached herein as Exhibit “J”, conveying all of Seller’s right, title and interest in and to the Intangible Personal Property. The Intangible Personal Property shall include, without limitation, the Plans and Specifications and those certain warranties for the Improvements that are described in Exhibit “L” attached hereto, and in the event the architect’s or applicable contractor’s or subcontractor’s consent is required in order to assign to Buyer the Plans and Specifications or the above described warranties for the Improvements, Seller will deliver such consents (collectively, the “Contractor/Architect Consents”) in a form acceptable to Buyer;

(j)    Property Documents. Originals of any and all warranties or guaranties, including, without limitation, those included in the General Assignment, and any utility deposits or rate agreements related to the Property; and

(k)    Other Instruments. Such other instruments and documents as are described in Paragraph 22(b) herein.

9.    Deposits by Buyer. Buyer shall deposit or cause to be deposited with Escrow Holder the funds that are to be applied towards the payment of the Purchase Price in the amounts and at the times designated in Paragraph 3 above (as reduced by the prorations and credits hereinafter provided). In addition, Buyer shall deposit with Escrow Holder prior to the Close of Escrow the following documents and instruments:

(a)    Assignment of Leases. Counterpart of the Assignment of Leases, duly executed by Buyer;

(b)    Assignment of Contracts. Counterpart of the Assignment of Contracts, duly executed by Buyer;

(c)    General Assignment. Counterpart of the General Assignment, duly executed by Buyer; and

(d)    Other Instruments. Such other instruments and documents as are described in Paragraph 22(b) herein.

10.    Costs and Expenses. The cost and expense of the standard CLTA portion of the Title Policy, including a mechanic’s lien endorsement, will be paid by Seller. Buyer will pay the costs and expenses of any extended/ALTA coverage and any additional endorsements requested by Buyer. The escrow fee of Escrow Holder will be allocated equally between Buyer and Seller. Seller will pay all documentary transfer taxes and fees payable in connection with the recordation of the Deed. Buyer and Seller shall pay, respectively, the Escrow Holder’s customary charges to buyers and sellers for document drafting and miscellaneous charges. If, as a result of no fault of Buyer or Seller, Escrow fails to close, Buyer and Seller will share equally all of Escrow Holder’s fees and charges.

11.    Prorations. The following prorations between Seller and Buyer will be made by Escrow Holder computed as of the Close of Escrow:

(a)     Taxes. Real and personal property taxes and assessments on the Property will be prorated on the basis that Seller is responsible for (i) all such taxes for the fiscal year of the applicable taxing authorities occurring prior to the “Current Tax Period” (as hereinafter defined) and (ii) that portion of such taxes for the Current Tax Period determined on the basis of the number of days that have elapsed from the first day of the Current Tax Period to the Close of Escrow, inclusive, whether or not the same will be payable prior to the Close of Escrow. The phrase “Current Tax Period” refers to the fiscal year of the applicable taxing authority in which the Close of Escrow occurs. In the event that as of the Close of Escrow the actual tax bills for the year or years in question are not available and the amount of taxes to be prorated as aforesaid cannot be ascertained, then all amounts equal to one hundred two percent (102%) of the rates and assessed valuation of the previous year, with known changes, will be used, and when the actual amount of taxes and assessments for the year or years in question will be determinable, then such taxes and assessments will be reprorated between the parties to reflect the actual amount of such taxes and assessments.

(b)    Rentals. Rentals and other payments (including, without limitation, common area maintenance charges and payments for real property taxes and insurance premiums) payable by tenants, licensees, concessionaires and other persons using or occupying the Property or any part thereof, if any, for or in connection with such use or occupancy will be prorated as of the Close of Escrow. However, Buyer will not be obligated to make any payment or give any credit to Seller on account of, or by reason of, any rental or other payments that are unpaid as of the Close of Escrow (excluding payments under the Cheesecake Lease); which will be brought current by the “Cheesecake Tenant” (as defined below) on or before the Close of Escrow, but will be required merely to pay to Seller Seller’s share of the same if, as and when received by Buyer. After the Close of Escrow, all payments received by Buyer from a tenant, licensee, concessionaire or other person will be applied first, to all of Buyer’s costs of collection incurred with respect to the recovery of any such payments, second, to the most recently accrued obligation or obligations of the payor, third, to any obligation or obligations attributable to any period occurring after the Close of Escrow that are past due on the date of receipt by Buyer, and then, to any amounts due Seller from such payor. Any rental payments received by Seller following the Close of Escrow will be paid over to Buyer and will be applied in the manner described above. After the Close of Escrow, Seller will have no right whatsoever to initiate any legal action against the tenant under the Cheesecake Lease (the “Cheesecake Tenant”).

(c)     [Intentionally Deleted]

(d)    Utilities. Gas, water, electricity, heat, fuel, sewer and other utilities and the operating expenses relating to the Property will be prorated as of the Close of Escrow to the extent such items are not directly paid for by the Cheesecake Tenant. If the parties are unable to obtain final meter readings as of the Close of Escrow, such expenses will be estimated as of the Close of Escrow on the basis of the prior operating history of the Property.

At least one (1) business day prior to the Close of Escrow, the parties must agree upon all of the prorations to be made and submit a statement to Escrow Holder setting forth the same. In the event that any prorations, apportionments or computations made under this Paragraph 11 shall require final adjustment, then the parties will make the appropriate adjustments promptly when accurate information becomes available and either party hereto will be entitled to an adjustment to correct the same. Any corrected adjustment or proration will be paid in cash to the party entitled thereto.

12.    Disbursements and Other Actions by Escrow Holder. Upon the Close of Escrow, Escrow Holder will promptly undertake all of the following in the following manner:

(a)    Prorations. Prorate all matters referenced in Paragraph 11 based upon the closing statements delivered into Escrow signed by the parties;

(b)    Recording. Cause the Deed and any other documents that the parties hereto may mutually direct, to be recorded in the Official Records of the County of Los Angeles in the order directed by the parties;

(c)    Funds. Disburse from funds deposited by Buyer with Escrow Holder (i) the Purchase Price to Seller and (ii) payment of all items chargeable to the account of Buyer pursuant hereto in payment of such costs, and disburse the balance of such funds, if any, to Buyer;

(d)    Documents to Seller. Deliver to Seller counterparts of the Assignment of Leases, the Assignment of Contracts and the General Assignment executed by Buyer;

(e)    Documents to Buyer. Deliver to Buyer the Contracts, the Bill of Sale, the Seller’s Certificate, counterparts of the Assignment of Leases, the Assignment of Contracts and the General Assignment appropriately executed by Seller, the Contractor/Architect Consents and any other documents that are to be delivered to Buyer hereunder; and

(f)    Title Policy. Direct the Title Company to issue the Title Policy to Buyer, and, when issued, deliver the Title Policy to Buyer.

13.	Covenants of Seller. Seller hereby covenants with Buyer, as follows:

(a)    From and after the date of this Agreement, Seller will not, without the prior written consent of Buyer, which consent Buyer may withhold in its sole and absolute discretion, enter into any maintenance contract, service contract or any other contract affecting or relating to the Property that will survive the Close of Escrow or will otherwise affect the use, operation or enjoyment of the Property after the Close of Escrow, unless such contract is terminable on thirty days’ notice. Notwithstanding anything to the contrary contained in this Paragraph 13(a), Seller will not, without the prior written consent of Buyer, which consent Buyer may withhold in its sole and absolute discretion, enter into any listing, leasing or brokerage contracts regarding the Property;

(b)    All insurance policies carried by Seller with respect to the Property and in effect as of the date of this Agreement will remain continuously in full force and effect from the date of this Agreement through the day upon which the Close of Escrow occurs;

(c)    From and after the date of this Agreement, Seller will not amend, modify, alter or supplement any Contract that is approved by Buyer pursuant to Paragraph 7(a) hereof. Further, Seller hereby covenants and agrees that provided the same is terminable on thirty days’ notice, Seller will terminate on or before the Close of Escrow any Contract that Buyer disapproves in accordance with Paragraph 7(a) hereof. If Seller is unable to terminate prior to the Close of Escrow any Contract that Buyer has disapproved due to the terms of such Contract, then Seller will (i) immediately deliver written notice to Buyer stating which Contract Seller is unable to terminate and the reason(s) for Seller’s inability to terminate that Contract, and (ii) deliver a termination notice to the appropriate contractor on or before the third (3rd) business day immediately following Buyer’s notice to Seller of Buyer’s disapproval of that Contract.

(d)    From the date of this Agreement until the Close of Escrow, Seller hereby covenants and agrees that it will (i) operate and manage the Property in the same manner that it has operated the Property since the commencement of the Cheesecake Lease, (ii) maintain all present services and amenities, (iii) maintain the Property in good condition, repair and working order, (iv) keep on hand sufficient materials, supplies, equipment and other personal property for the efficient operation and management of the Property in a first-class manner, (v) perform when due, and otherwise comply with, all of Seller’s obligations and duties under the Cheesecake Lease and Contracts approved by Buyer in accordance with Paragraph 7(a) hereof, and (vi) maintain the Property in accordance with all applicable laws, ordinances, rules and regulations affecting the Property. None of the Personal Property will be removed from the Real Property, unless replaced by unencumbered personal property of equal or greater utility and value. All Personal Property and Intangible Personal Property will be conveyed to Buyer by Seller at the Close of Escrow free from any liens, encumbrances or security interests of any kind or nature;

(e)    After the date of this Agreement, Seller will not alienate, lien, encumber or otherwise transfer all or any portion of the Property (other than to Buyer at the Close of Escrow);

(f)    [Intentionally Deleted]

(g)    [Intentionally Deleted]; and

(h)    Seller must promptly notify Buyer of any change in any condition with respect to the Property or of any event or circumstance that makes any representation or warranty of Seller to Buyer under this Agreement materially untrue or misleading, and of any covenant of Seller under this Agreement that Seller will be incapable of performing or less likely to perform.

14.    Seller’s Representations and Warranties. As used herein, the term “Seller’s Knowledge” will mean the actual knowledge of Valerie Draeger and Mark Belliveau, without the duty of further inquiry by Seller. In consideration of Buyer entering into this Agreement and as an inducement to Buyer to purchase the Property, Seller makes the following covenants, representations and warranties, each of which is material and is being relied upon by Buyer (and the continued truth and accuracy of which will constitute a condition precedent to Buyer’s obligations hereunder):

(a)    Representations Regarding Seller’s Authority.

(i)     Seller has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby;

(ii)    All requisite action (corporate, trust, partnership or otherwise) has been taken by Seller in connection with the entering into this Agreement, the instruments referenced herein, and the consummation of the transaction contemplated hereby. No consent of any partner, shareholder, trustee, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required;

(iii)   The individuals executing this Agreement and the instruments referenced herein on behalf of Seller and the partners of Seller, if any, have the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof;

(iv)   This Agreement and all documents required hereby to be executed by Seller are and will be valid, legally binding obligations of and enforceable against Seller in accordance with their terms; and

(v)    Neither the execution and delivery of this Agreement and the documents and instruments referenced herein, nor the incurrence of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents and instruments referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Seller is a party or affecting the Property;

(b)    Threatened Actions. There are no pending actions, suits, arbitrations, claims or proceedings, at law, in equity or otherwise, affecting, or that may affect, all or any portion of the Property or in which Seller is or will be a party by reason of Seller’s ownership of the Property, including, without limitation, judicial, municipal or administrative proceedings in eminent domain, collection actions, alleged building code violations, health and safety violations, federal, state or local agency actions regarding environmental matters, federal environmental protection agency or zoning violations, personal injuries or property damages alleged to have occurred at the Property or by reason of the condition or use of or construction on the Property. To Seller’s Knowledge, Seller is not aware of the existence of any threatened or contemplated actions, suits, arbitrations, claims or proceedings or of the existence of any facts that might give rise to any such actions, suits, arbitrations, claims or proceedings;

(c)    Compliance with Law. To Seller’s Knowledge, the Property is in compliance with all applicable laws, ordinances, rules, requirements, regulations, building codes and environmental rules of any governmental agency, body or subdivision thereof;

(d)    Leases and Agreements. Except for the Cheesecake Lease and any agreements entered into by Cheesecake Tenant with respect to the portion of the property leased from Seller under the Cheesecake Lease, there are no leases, license agreements, or any other agreements (whether oral or written), affecting or relating to the right of any party with respect to the possession of the Property, or any portion thereof, that are obligations that will affect the Property or any portion thereof subsequent to the recordation of the Deed except as set forth in the Contracts provided to and approved by Buyer in accordance with Paragraph 7(a)(ii) hereof, or as may be reflected in the Approved Condition of Title;

(e)    Documents True. To Seller’s Knowledge, all documents delivered by Seller to Buyer pursuant to this Agreement are true, accurate, correct and complete copies of originals and any and all information prepared by Seller or at Seller’s direction and supplied to Buyer by Seller in accordance with Paragraph 7(a) hereof is true, accurate, correct and complete;

(f)     Contracts. There are no maintenance contracts, service contracts or any other contracts (whether oral or written) affecting or relating to the Property which will survive the Close of Escrow except as approved by Buyer in accordance with Paragraph 7(a)(ii) hereof. At the Close of Escrow, there will be no outstanding contracts entered into by Seller for the construction or repair of any improvements to the Real Property that have not been fully paid for, and Seller will cause to be discharged all mechanics’ and materialmen’s liens arising from any labor or materials furnished to the Real Property prior to the Close of Escrow;

(g)      Hazardous Wastes. To Seller’s Knowledge, there is no asbestos or materials containing asbestos incorporated into any of the Improvements. To Seller’s Knowledge, the Property is not in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene or to the environmental conditions on, under or about the Property or the Improvements including, without limitation, soil and groundwater condition. Seller further represents and warrants that neither Seller nor, to Seller’s Knowledge, any third party has used, generated, manufactured, stored or disposed of on, under or about the Property or transported to or from the Property any flammable explosives, radioactive materials, hazardous wastes, toxic substances or related materials (“Hazardous Materials”). To Seller’s Knowledge, there is no presence, use, treatment, storage, release or disposal of any Hazardous Materials at, on, upon, beneath or about the Land or the Improvements. For purposes of this subparagraph, the term Hazardous Materials will include, without limitation, asbestos, petroleum and any petroleum by-products, urea formaldehyde, foam insulation, polychlorinated biphenyls, and any other substance that is a “Hazardous Substance” under California Health and Safety Code Section 25316 and in the regulations adopted and publications promulgated pursuant to said statute and any amendments thereto;

(h)    Structural, Mechanical and Electrical Defects. To Seller’s Knowledge, there are no physical or mechanical defects or deficiencies in the condition of the Property, including, without limitation, the roofs, exterior walls or structural components of the Improvements and the heating, air conditioning, plumbing, ventilating, utility, sprinkler and other mechanical and electrical systems, apparatus and appliances located on the Property or in the Improvements and all such items are in good operating condition and repair;

(i)    No Prior Transfer. Seller has not previously sold, transferred or conveyed the Property and Seller has not entered into any executory contracts for the sale of the Property (other than this Agreement), nor do there exist any rights of first refusals or options to purchase the Property.

(j)    Cheesecake Lease; Brokers. All tenant improvement work to be performed by Seller pursuant to the Cheesecake Lease has been fully completed and paid. Seller has delivered to Buyer true, accurate and complete copies of all documents demonstrating that no credit is due to Buyer for any unused tenant improvement allowance that was due Buyer under the Cheesecake Lease. No leasing or other commissions or fees are due, or will become due, on an absolute or contingent basis to any real estate brokers or agents or anyone else in connection with the Property or any portion thereof and no such commissions or fees will become due during the term of any lease or with respect to any renewal or extension thereof or the leasing of additional space by any lessee. After the Closing Date, Buyer will be under no obligation to pay any fee, commission or any other sum due to any broker or similar agent relating to the leasing of the Property [as a result of any contract, agreement, or any other arrangement that Seller may have or have made with any other party];

(k)    Insurance Notices. Seller has not received any notice from any of Seller’s insurance carriers or any insurance carrier of Buyer of any defects or inadequacies in the Property, or any portion thereof, that would adversely affect the insurability of the Property or the cost of any such insurance. There are no pending insurance claims with respect to all or any portion of the Property;

(l)     Seller’s Knowledge. Valerie Draeger and Mark Belliveau (i) are familiar with the Property and the operations thereon; (ii) individually or collectively represent all of the representatives, employees or agents of Seller that hold the best knowledge of the Property, and (iii) are and have access to all relevant information necessary for Seller to make the representations and warranties contained in this Paragraph 14, including, without limitation, the Contracts, notices relating to the Property, correspondence relating to the Property and insurance policies;

(m)    Representations and Warranties at Closing. The representations and warranties of Seller set forth in this Agreement shall be deemed to be remade and restated by Seller on and as of the Close of Escrow; and

(n)    As-Is. Except for the representations and warranties contained in this Agreement, Buyer will be purchasing the Property “as-is, where-is, without representations and warranties.”

15.    Buyer’s Representations and Warranties. In consideration of Seller entering into this Agreement and as an inducement to Seller to purchase the Property, Buyer makes the following covenants, representations and warranties, each of which is material and is being relied upon by Seller (and the continued truth and accuracy of which will constitute a condition precedent to Seller’s obligations hereunder):

(a)    Representations Regarding Buyer’s Authority.

(i)    Buyer has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby;

(ii)    All requisite action (corporate, trust, partnership or otherwise) has been taken by Buyer in connection with the entering into this Agreement, the instruments referenced herein, and the consummation of the transaction contemplated hereby. No consent of any partner, shareholder, trustee, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required;

(iii)    The individuals executing this Agreement and the instruments referenced herein on behalf of Buyer and the partners of Buyer, if any, have the legal power, right, and actual authority to bind Buyer to the terms and conditions hereof and thereof;

(iv)    This Agreement and all documents required hereby to be executed by Buyer are and will be valid, legally binding obligations of and enforceable against Buyer in accordance with their terms; and

(v)    Neither the execution and delivery of this Agreement and the documents and instruments referenced herein, nor the incurrence of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents and instruments referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Buyer is a party or affecting the Property.

(b)    Buyer’s Knowledge. As used herein, the term “Buyer’s Knowledge” will mean the actual knowledge of David Overton and Debby Zurzolo, without the duty of further inquiry by Buyer. To Buyer’s knowledge, Buyer, as the Cheesecake Tenant or, if this Agreement is so assigned, an affiliate of the Cheesecake Tenant, has no knowledge of any facts regarding the physical or structural nature of the Land and the Improvements that are inconsistent with Seller’s representations and warranties made in Paragraph 14 above. David Overton and Debby Zurzolo (i) are familiar with the Property and the operations of the Cheesecake Tenant thereon; (ii) individually or collectively represent all of the representatives, employees or agents of Seller that hold the best knowledge of the Cheesecake Tenant’s occupancy and use of the Property, (iii) are and have access to all relevant information necessary for Buyer to make the representations and warranties contained in this Paragraph 15; and

(c)    Representations and Warranties at Closing. The representations of Buyer set forth in this Agreement shall be deemed to be remade and restated by Buyer on and as of the Close of Escrow.

16.	Remedies

(a)     LIQUIDATED DAMAGES. PROVIDED BUYER HAS NOT ELECTED TO TERMINATE THIS AGREEMENT PURSUANT TO ANY OF BUYER’S RIGHTS TO DO SO CONTAINED HEREIN, IF AFTER THE EXPIRATION OF THE CONTINGENCY PERIOD BUYER COMMITS A DEFAULT UNDER THIS AGREEMENT AND THE CLOSE OF ESCROW FAILS TO OCCUR SOLELY BY REASON OF SUCH DEFAULT, THEN UPON SELLER’S INSTRUCTION ESCROW HOLDER SHALL CANCEL THE ESCROW AND DELIVER THE DEPOSIT TO SELLER AND SELLER SHALL THEREUPON BE RELEASED FROM ITS OBLIGATIONS HEREUNDER. BUYER AND SELLER AGREE THAT BASED UPON THE CIRCUMSTANCES NOW EXISTING, KNOWN AND UNKNOWN, IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ESTABLISH SELLER’S DAMAGE BY REASON OF BUYER’S DEFAULT. ACCORDINGLY, BUYER AND SELLER AGREE THAT IT WOULD BE REASONABLE AT SUCH TIME TO AWARD SELLER “LIQUIDATED DAMAGES” EQUAL TO THE AMOUNT OF THE DEPOSIT PREVIOUSLY PLACED INTO ESCROW BY BUYER PURSUANT TO PARAGRAPH 3 HEREOF.

SELLER AND BUYER ACKNOWLEDGE AND AGREE THAT THE FOREGOING AMOUNT IS REASONABLE AS LIQUIDATED DAMAGES AND SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY IN LIEU OF ANY OTHER RELIEF, RIGHT OR REMEDY, AT LAW OR IN EQUITY, TO WHICH SELLER MIGHT OTHERWISE BE ENTITLED BY REASON OF BUYER’S DEFAULT UNDER THIS AGREEMENT. ACCORDINGLY, IF BUYER COMMITS A DEFAULT UNDER THIS AGREEMENT AND THE CLOSE OF ESCROW FAILS TO OCCUR SOLELY BY REASON OF SUCH DEFAULT, SELLER MAY INSTRUCT THE ESCROW HOLDER TO CANCEL THE ESCROW, WHEREUPON SELLER SHALL BE RELIEVED FROM ALL LIABILITY HEREUNDER, AND, PROMPTLY FOLLOWING ESCROW HOLDER’S RECEIPT OF SUCH INSTRUCTION, ESCROW HOLDER SHALL (i) CANCEL THE ESCROW, AND (ii) DISBURSE TO SELLER THE DEPOSIT. WITHOUT LIMITING THE FOREGOING PROVISIONS OF THIS PARAGRAPH, SELLER WAIVES ANY AND ALL RIGHTS THAT SELLER OTHERWISE WOULD HAVE HAD UNDER CALIFORNIA CIVIL CODE SECTION 3389 TO SPECIFICALLY ENFORCE THIS AGREEMENT. IF THE CLOSE OF ESCROW FAILS TO OCCUR FOR ANY REASON OTHER THAN BUYER’S DEFAULT UNDER THIS AGREEMENT, THEN ESCROW HOLDER SHALL IMMEDIATELY RETURN TO BUYER THE DEPOSIT, TOGETHER WITH ALL INTEREST ACCRUED THEREON. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS PARAGRAPH 16 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

Seller’s Initials _______________	Buyer’s Initials _______________

(b)    Seller’s Alternative Remedy. Seller shall have available to it the right to specifically enforce this Agreement if after the Contingency Period, Buyer defaults in its obligation to purchase the Property from Seller; provided, however, that if Seller elects to specifically enforce this Agreement pursuant to this Paragraph 16(b), then Seller will waive its right to receive the liquidated damages set forth in Paragraph 16(a) above and must return immediately to Buyer any amounts received from Escrow Holder in accordance with the terms contained therein.

(c)    Buyer’s Remedies. Buyer and Seller hereby agree that, if the sale contemplated by this Agreement is not completed as herein provided by reason of any default of Seller hereunder, then in addition to the return of the Deposit and all interest accrued thereon, Buyer shall be entitled to (1) pursue any remedy available under this Agreement or available at law or in equity, including, without limitation, the right to specifically enforce this Agreement and (2) reimbursement by Seller of all of Buyer’s costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) associated with Buyer’s enforcement of the contract and acquisition of the Property.

17.	Damage or Condemnation Prior to Closing

(a)     In the event that prior to the Close of Escrow, the Real Property, or any portion thereof, is destroyed or materially damaged, Buyer shall have the right, exercisable by giving written notice to Seller within fifteen (15) days after receipt of written notice of such damage or destruction, either (i) to terminate this Agreement, in which event the Deposit and all interest accrued thereon will be immediately returned to Buyer, any other money or documents in Escrow shall be returned to the party depositing the same, and neither party hereto shall have any further rights or obligations hereunder, or (ii) to accept the Real Property in its then condition and to proceed with the consummation of the transaction contemplated by this Agreement, with an abatement or reduction in the Purchase Price equal to the amount of the deductible for the applicable insurance coverage, and to receive an assignment of all of Seller’s rights to any insurance proceeds payable by reason of such damage or destruction, or if the casualty is not insured, an abatement or reduction in the Purchase Price equal to the cost to repair such damage. If Buyer elects to proceed under clause (ii) above, Seller will not compromise, settle or adjust any claims to such proceeds without Buyer’s prior written consent, which consent Buyer may withhold in its sole and absolute discretion. If the casualty is not covered by any of Seller’s insurance policies, then clause (ii) above will not apply and Buyer must elect to (A) accept the Property in its then condition with no reduction in the Purchase Price or (B) terminate this Agreement.

(b)    In the event that prior to the Close of Escrow there is any non-material damage to the Real Property, or any part thereof, Buyer will accept the Real Property in its then condition with an abatement or reduction in the Purchase Price equal to the amount of the deductible for the applicable insurance coverage (or the cost to repair such damage if uninsured) and proceed with the transaction contemplated by this Agreement, in which event Buyer will be entitled to an assignment of all of Seller’s rights to any insurance proceeds payable by reason of such damage or destruction. In such event, Seller will not compromise, settle or adjust any claims to such proceeds without Buyer’s prior written consent, which consent Buyer may withhold in its sole and absolute discretion. If the non-material damage is not covered by any of Seller’s insurance policies, then Seller will not reduce the Purchase Price and Buyer must elect to either (A) accept the Property in its then condition or (B) terminate this Agreement.

(c)    In the event that prior to the Close of Escrow, all or any material portion of the Real Property is subject to a taking by a public or governmental authority, Buyer will have the right, exercisable by giving written notice to Seller within fifteen (15) days after receiving written notice of such taking, either (i) to terminate this Agreement, in which event the Deposit and all interest accrued thereon shall be immediately returned to Buyer, any other money or documents in Escrow shall be returned to the party depositing the same, and neither party hereto shall have any further rights or obligations hereunder, or (ii) to accept the Real Property in its then condition, without a reduction in the Purchase Price, and to receive an assignment of all of Seller’s rights to any condemnation award or proceeds payable by reason of such taking. If Buyer elects to proceed under clause (ii) above, Seller will not compromise, settle or adjust any claims to such award without Buyer’s prior written consent, which consent Buyer may withhold in its sole and absolute discretion.

(d)    In the event that prior to the Close of Escrow, any non-material portion of the Real Property is subject to a taking by any public or governmental authority, Buyer shall accept the Real Property in its then condition and proceed with the consummation of the transaction contemplated by this Agreement, in which event Buyer will be entitled to an assignment of all of Seller’s rights to any award or proceeds payable in connection with such taking. In the event of any such non-material taking, Seller will not compromise, settle or adjust any claims to such award without Buyer’s prior written consent, which consent Buyer may withhold in its sole and absolute discretion.

(e)     For purposes of this Paragraph 17, damage to the Real Property or a taking of a portion thereof shall be deemed to involve a material portion thereof if the estimated cost of restoration or repair, as estimated by Buyer in Buyer’s sole and absolute discretion, of such damage or the amount of the condemnation award with respect to such taking shall exceed Two Hundred Fifty Thousand Dollars ($250,000).

(f)    Seller agrees to give Buyer prompt written notice of any taking of, proposed taking of, damage to or destruction of the Real Property.

18.    Notices. All notices or other communications required or permitted hereunder must be in writing, and must be personally delivered, sent by a reputable overnight delivery service (Federal Express, UPS or the like) or sent by registered or certified mail, postage prepaid, return receipt requested, telegraphed, delivered or sent by telex, telecopy, facsimile, fax or cable and shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice, (ii) if sent by overnight mail, the business day following its deposit in such overnight mail facility, (iii) if mailed, three (3) business days after the date of posting by the United States post office, (iv) if given by telegraph or cable, when delivered to the telegraph company with charges prepaid, or (v) if given by telex, telecopy, facsimile or fax, when sent. Any notice, request, demand, direction or other communication sent by cable, telex, telecopy, facsimile or fax must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing.

To Buyer:	The Cheesecake Factory Incorporated
26950 Agoura Road
Calabasas Hills, California 91301
Attention: General Counsel
Phone No. (818) 871-3000
Fax No. (818) 871-3110

With a copy to:	Greenberg Glusker Fields Claman Machingter
& Kinsella LLP
1900 Avenue of the Stars, Suite 2100
Los Angeles, California 90067-4590
Attention: Dennis B. Ellman, Esq.
Phone No. (310) 553-3610
Fax No. (310) 553-0687

To Seller:	PEGH Investments, LLC
c/o Triliad Development, Inc.
270 Conejo Ridge Avenue, Suite 200
Thousand Oaks, California 91361
Attention: Ms. Valerie Draeger
Phone No. (805) 379-9800
Fax No. (805) 379-9560

With a copy to:	Case, Knowlson, Jordan & Wright LLP
2049 Century Park East, Suite 3360
Los Angeles, California 90067
Attention: Patrick Walsh, Esq.
Phone No. (310) 552-2766
Fax No. (310) 552-3229

To Escrow Holder:	Commerce Escrow Company
1545 Wilshire Boulevard, Suite 600
Los Angeles, California 90017
Attention: Mr. Mark Minsky
Phone No. (213) 484-0855
Fax No. (213) 484-0417

Notice of change of address shall be given by written notice in the manner detailed in this Paragraph 18. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

19.    Brokers. Buyer and Seller acknowledge that they are both represented by CB Richard Ellis, Inc. in this transaction and have consented to this dual representation. Upon the Close of Escrow, Seller will pay a real estate brokerage commission to CB Richard Ellis, Inc. (Robert Shafer, Bill Inglis, Robert Flink, Lisa Hoshek and David Solomon, (“Seller’s Broker”), with respect to this transaction in accordance with Seller’s separate agreement with Seller’s Broker, and Seller hereby agrees to indemnify, protect, defend (with counsel reasonably approved by Buyer) and hold Buyer free and harmless from and against any and all commissions or other claims Seller’s Broker may assert in connection with the parties entering into, or consummating the transactions contemplated by, this Agreement. Upon the Close of Escrow, Buyer will pay a real estate brokerage commission to CB Richard Ellis, Inc. (Ronnie Wade, Alan Aufhammer, Mark Leonard, and Matthew Hayn) (“Buyer’s Broker”), with respect to this transaction in accordance with Buyer’s separate agreement with Buyer’s Broker, and Buyer hereby agrees to indemnify, protect, defend (with counsel reasonably approved by Seller) and hold Seller free and harmless from and against any and all commissions or other claims Buyer’s Broker may assert in connection with the parties entering into, or consummating the transactions contemplated by this Agreement. If any additional claims for broker’s or finders’ fees for the consummation of this Agreement arise, then Buyer hereby agrees to indemnify, protect, save harmless and defend Seller from and against such claims if they are based upon any statement, representation or agreement made by Buyer, and Seller hereby agrees to indemnify, protect, save harmless and defend Buyer from and against such claims if they are based upon any statement, representation or agreement made by Seller.

20.    Legal Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants or agreements or any inaccuracies in any of the representations and warranties on the part of the other party arising out of this Agreement, then in that event, the prevailing party in such action or dispute, whether by final judgment or out of court settlement, will be entitled to have and recover of and from the other party all costs and expenses of suit, including actual attorneys’ fees. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including actual attorneys’ fees (collectively “Costs”) incurred in enforcing, perfecting and executing such judgment. For the purposes of this paragraph, Costs will include, without limitation, attorneys’ fees, costs and expenses incurred in the following: (i) postjudgment motions; (ii) contempt proceeding; (iii) garnishment, levy, and debtor and third party examination; (iv) discovery; and (v) bankruptcy litigation.

21.    Assignment. Seller may not assign, transfer or convey its rights or obligations under this Agreement without the prior written consent of Buyer, and then only if Seller’s assignee assumes in writing all of Seller’s obligations hereunder; provided, however, Seller will in no event be released from its obligations hereunder by reason of such assignment. Buyer, without being relieved of liability hereunder and without obtaining Seller’s consent, will have the right to assign its rights and obligations hereunder or to nominate another person or entity in whom title to the Property will vest

22.	Miscellaneous

(a)    Survival of Covenants. Except as expressly provided for herein, the covenants, representations and warranties of both Buyer and Seller set forth in this Agreement will survive the recordation of the Deed and the Close of Escrow for a period of eighteen (18) months.

(b)    Required Actions of Buyer and Seller. Buyer and Seller agree to execute such instruments and documents and to diligently undertake such actions as may be required in order to consummate the purchase and sale herein contemplated and will use their best efforts to accomplish the Close of Escrow in accordance with the provisions hereof.

(c)    Computation of Time Periods. If the date upon which the Contingency Period expires, the Closing Date or any other date or time period provided for in this Agreement is or ends on a Saturday, Sunday or federal, state or legal holiday, then such date will automatically be extended until 5 p.m. Pacific Time of the next day that is not a Saturday, Sunday or federal, state or legal holiday.

(d)    Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which, together, will constitute but one and the same instrument.

(e)    Captions. Any captions to, or headings of, the paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and will not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

(f)    No Obligations to Third Parties. Except as otherwise expressly provided herein, the execution and delivery of this Agreement will not be deemed to confer any rights upon, nor obligate any of the parties hereto, to any person or entity other than the parties hereto.

(g)    Exhibits and Schedules. The Exhibits and Schedules attached hereto are hereby incorporated herein by this reference for all purposes.

(h)    Amendment to this Agreement. The terms of this Agreement may not be modified or amended except by an instrument in writing executed by each of the parties hereto.

(i)    Waiver. The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.

(j)    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

(k)    Fees and Other Expenses. Except as otherwise provided herein, each of the parties hereto shall pay its own fees and expenses in connection with this Agreement.

(l)    Entire Agreement. This Agreement supersedes any prior agreements, negotiations and communications, oral or written, and contains the entire agreement between Buyer and Seller as to the subject matter hereof. No subsequent agreement, representation, or promise made by either party hereto, or by or to an employee, officer, agent or representative of either party hereto will be of any effect unless it is in writing and executed by the party to be bound thereby.

(m)    Successors and Assigns. Subject to the restrictions set forth in Paragraph 21 hereof, this Agreement shall be binding upon and will inure to the benefit of the successors and assigns of the parties hereto.

(n)    Construction. The parties hereto hereby acknowledge and agree that (i) each party hereto is of equal bargaining strength, (ii) each party has actively participated in the drafting, preparation and negotiation of this Agreement, (iii) each party has consulted with it’s own, independent counsel, and other professional advisors as such party has deemed appropriate, relative to any and all matters contemplated under this Agreement, (iv) each party and such party’s counsel and advisors have reviewed this Agreement, (v) each party has agreed to enter into this Agreement following such review and the rendering of such advice, and (vi) any rule of construction to the effect that ambiguities are to be resolved against the drafting parties will not apply in the interpretation of this Agreement, or any portions hereof, or any amendments hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

“Seller”	PEGH INVESTMENTS, LLC,
a California limited liability company

By: /s/ Gene Hass —————————————————————
Name: Gene Hass ———————————————————
Title: Managing Member ———————————————————

“Buyer”	THE CHEESECAKE FACTORY INCORPORATED,
a Delaware corporation

By: /s/ David Overton —————————————————————
Name: David Overton ———————————————————
Title: Chief Executive Officer ———————————————————

Signature Page

Acceptance by Escrow Holder:

Commerce Escrow Company hereby acknowledges that it has received a fully executed original or original executed counterparts of the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions and agrees to act as Escrow Holder thereunder and to be bound by and strictly perform the terms thereof as such terms apply to Escrow Holder.

Dated: ____________, 2004	———————————————— By: —————————————— Its: Authorized Agent

EXHIBIT “A” DESCRIPTION OF THE LAND [To Be Supplied] EXHIBIT “A”

EXHIBIT “B” [RESERVED] EXHIBIT “B”

EXHIBIT “C”

DEED

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO
AND
MAIL TAX STATEMENTS TO:

The Cheesecake Factory Incorporated
26950 Agoura Road
Calabasas Hills, California 91301
Attn:________________________

(Above Space for Recorder’s Use Only)

GRANT DEED

Assessor’s Parcel Number: 2064-004-100

The undersigned grantor declares: In accordance with Section 11932 of the California Revenue and Taxation Code, Grantor has declared the amount of the transfer tax that is due by a separate statement that is not being recorded with this Grant Deed.

        FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, PEGH INVESTMENTS, LLC, a California limited liability company (“Grantor”), hereby grants to THE CHEESECAKE FACTORY INCORPORATED, a Delaware corporation, (“Grantee”), the real property located in the City of Calabasas, County of Los Angeles, State of California, more particularly describe on Exhibit “A” attached hereto and made a part hereof (the “Property”).

Dated: ___________, 2004	PEGH INVESTMENTS, LLC,
a California limited liability company

By:_____________________________
Name:
Title:
EXHIBIT “C”

STATE OF _________	)
) ss.
COUNTY OF ____________	)

On _____________________________, before me, _____________________________, Notary Public,
                                                                                              (Print Name of Notary Public)
personally appeared _____________________________

|_|	personally known to me

                     -or-

|_|	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

__________________________________
Signature Of Notary

OPTIONAL

Though the data below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form.

CAPACITY CLAIMED BY SIGNER	DESCRIPTION OF ATTACHED DOCUMENT

|_| Individual
|_| Corporate Officer

__________________________________________	____________________________________________
Title(s)	Title Or Type Of Document

|_| Partner(s) |_| Limited
|_| General
|_| Attorney-In-Fact
|_| Trustee(s)
|_| Guardian/Conservator	____________________________________________
|_| Other:________________________________	Number Of Pages

Signer is representing:
Name Of Person(s) Or Entity(ies)

____________________________________________
Date Of Documents
__________________________________________
__________________________________________	____________________________________________
Signer(s) Other Than Named Above

EXHIBIT “A” DESCRIPTION OF REAL PROPERTY CONVEYED EXHIBIT “A”
Document No. ______________ Recorded _____________, 2004

STATEMENT OF TAX DUE AND REQUEST THAT TAX DECLARATION NOT BE MADE A PART OF THE PERMANENT RECORD IN THE OFFICE OF THE COUNTY RECORDER (PURSUANT TO SECTION 11932 REVENUE AND TAXATION CODE)

TO:    Recorder
           County of Los Angeles

        Request is hereby made in accordance with the provisions of the Documentary Transfer Tax Act that the amount of the tax due not be shown on the original document which names:

Grantor:	PEGH INVESTMENTS, LLC, a California limited liability company

Grantee:	THE CHEESECAKE FACTORY INCORPORATED,
a Delaware corporation
The property described in the accompanying document is located in the City of Los Angeles. The amount of tax due on the accompanying document is $___________________.

|X|	Computed on full value of property conveyed.

|_|	Or Computed on full value, less liens and encumbrances remaining at the time of sale.

PEGH INVESTMENTS, LLC,
a California limited liability company

By:__________________________
Name:
Title:
Note: After the permanent record is made, this form will be affixed to the conveying document and returned with it. EXHIBIT “C”

EXHIBIT “D”

[RESERVED]

EXHIBIT “D” -1-

EXHIBIT “E”

FORM 593-W

EXHIBIT “E” -1-

EXHIBIT “F”

TENANT LEASE ASSIGNMENT

        THIS TENANT LEASE ASSIGNMENT (“Assignment”) is dated as of _______________, 2004 by and between PEGH INVESTMENTS, LLC, a California limited liability company (“Assignor”), and THE CHEESECAKE FACTORY INCORPORATED, a Delaware corporation (“Assignee”).

W I T N E S S E T H:

        A. Assignor and Assignee entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of _____________, 2004 (“Agreement”), respecting the sale of the “Property” (as defined in the Agreement).

        B. Under the Agreement, Assignor is obligated to assign to Assignee any and all of Assignor’s right, title and interest in and to all leases, licenses, rental agreements or occupancy agreements relative to the real property (“Real Property”) described in Exhibit “1” attached hereto, together with all rents, issues and profits thereunder (collectively, the “Tenant Leases”) and all security deposits, prepaid rentals, cleaning fees and other deposits, plus any interest accrued thereon, paid by tenants of the Real Property to Assignor or any other person (“Tenant Deposits”), which Tenant Leases and Tenant Deposits are set forth on Exhibit “2” attached hereto.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor’s estate, right, title and interest in and to the Tenant Leases and the Tenant Deposits and Assignee hereby accepts such assignment.

        2. Assignor hereby covenants that Assignor will, at any time and from time to time upon written request therefor, execute and deliver to Assignee, Assignee’s successors, nominees or assigns, such documents as Assignee or they may reasonably request in order to fully assign and transfer to and vest in Assignee or Assignee’s successors, nominees and assigns the Tenant Leases and the Tenant Deposits, and to protect Assignee’s or their right, title and interest in and to the Tenant Leases and the Tenant Deposits and the rights of Assignor intended to be transferred and assigned hereby, or to enable Assignee, Assignee’s successors, nominees and assigns to realize upon or otherwise enjoy such rights in and to the Tenant Leases and the Tenant Deposits.

        3. Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor as landlord under the Tenant Leases accruing or arising on or after the “Close of Escrow” (as defined in the Agreement).

EXHIBIT “F”

        4. Assignor hereby agrees to indemnify, protect, defend (with counsel chosen by Assignee) and hold harmless Assignee from and against any and all liability, loss, cost, damage or expense (including, without limitation, reasonable attorneys’ fees, cost and expenses) that Assignee may incur under the Tenant Leases, and from any and all claims and demands whatsoever that may be asserted against Assignee by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants or agreements contained therein, which claims or demands arise from events occurring prior to the Close of Escrow. Assignee hereby agrees to indemnify, protect, defend (with counsel chosen by Assignor) and hold harmless Assignor from and against any and all liability, loss, cost, damage or expense (including, without limitation, reasonable attorneys’ fees, costs and expenses) that Assignee may incur under the Tenant Leases, and from any and all claims and demands whatsoever that may be asserted against Assignor by reason of any alleged obligation or undertaking on its part to perform or discharge any of those terms, covenants or agreements contained therein, which claims or demands arise from events occurring on and after the Close of Escrow.

        5. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party will be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees.

        6. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

        7. This Assignment will be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

        8. This Assignment will be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

[Signature Page Follows]

EXHIBIT “F”

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first written above.

“Assignor”	PEGH INVESTMENTS, LLC,
a California limited liability company

By: __________________________________
Name: ______________________
Title: _______________________

“Assignee”	THE CHEESECAKE FACTORY INCORPORATED,
a Delaware corporation

By: _________________________________
Name: ______________________
Title: _______________________

[Attach Real Property Description as Exhibit “1” and Schedule of Leases and Security Deposits as Exhibit “2”]

EXHIBIT “F” -3-

EXHIBIT “G”

ASSIGNMENT
OF
CONTRACTS AND ASSUMPTION AGREEMENT

        THIS ASSIGNMENT OF CONTRACTS AND ASSUMPTION AGREEMENT (“Assignment”), is dated as of ______________, 2004 by and between PEGH INVESTMENTS, LLC, a California limited liability company (“Assignor”), and THE CHEESECAKE FACTORY INCORPORATED, a Delaware corporation (“Assignee”).

W I T N E S S E T H:

        A. Assignor and Assignee entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated ____________, 2004, (“Agreement”), for the purchase and sale of certain real property (“Property”) more particularly described in the Agreement.

        B. This Assignment is being made pursuant to the terms of the Agreement for the purpose of assigning to Assignee all of Assignor’s right, title and interest in and to those certain contracts, warranties and guaranties, together with all supplements, amendments and modifications thereto approved by Buyer pursuant to the Agreement (collectively, the “Contracts”). The Contracts are more particularly described in Exhibit “1” attached hereto.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Assignor hereby grants, assigns, transfers, conveys and delivers to Assignee the Contracts and all of Assignor’s right, title, interest, benefits and privileges thereunder, and Assignee hereby accepts such Assignment.

        2. Assignor hereby agrees to indemnify, protect, defend (with counsel chosen by Assignee) and hold harmless Assignee from and against any and all liability, loss, cost, damage or expense (including, without limitation, reasonable attorneys’ fees, costs and expenses) that Assignee may incur under the Contracts, and from any and all claims and demands whatsoever that may be asserted against Assignee by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants or agreements contained therein, which claims or demands arise from events occurring prior to the “Close of Escrow” (as defined in the Agreement). Assignee hereby agrees to indemnify, protect, defend (with counsel chosen by Assignor) and hold harmless Assignor from and against any and all liability, loss, cost, damage or expense (including, without limitation, reasonable attorneys’ fees, costs and expenses) that Assignor may incur under these Contracts, and from any and all claims and demands whatsoever that may be asserted against Assignor by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants or agreements contained therein, which claims or demands arise from events occurring on or after the Close of Escrow.

EXHIBIT “G”

        3. By acceptance of this Assignment, Assignee hereby assumes and agrees to perform and to be bound by all of the terms, covenants, conditions and obligations imposed upon or assumed by Assignor under the Contracts. Said assumption will have application only to those obligations under the Contracts first accruing or arising on or after the Close of Escrow and shall have no application to obligations accruing or arising prior to said date.

        4. This Assignment may be executed in counterparts, each of which will be deemed an original, but all of which, together, shall constitute one and the same instrument.

        5. This Assignment will be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto.

        6. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party will be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees.

        7. This Assignment will be governed by, interpreted under, and construed in accordance with the laws of the State of California.

[Signature Page Follows]

EXHIBIT “G”

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

“Assignor”	PEGH INVESTMENTS, LLC,
a California limited liability company

By: __________________________________
Name: ______________________
Title: _______________________

“Assignee”	THE CHEESECAKE FACTORY INCORPORATED,
a Delaware corporation

By: _________________________________
Name: ______________________
Title: _______________________

[Attach Schedule of Contracts as Exhibit “1”]

EXHIBIT “G” -3-

EXHIBIT “H”

BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”) is dated as of _____________, 2004 by THE CHEESECAKE FACTORY INCORPORATED, a Delaware corporation (“Buyer”), and PEGH INVESTMENTS, LLC, a California limited liability company (“Seller”).

W I T N E S S E T H:

        A. Seller and Buyer entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of ____________, 2004 (“Agreement”) respecting the sale of certain “Property” (as defined in the Agreement).

        B. Under the Agreement, Seller is obligated to transfer to Buyer any and all of Seller’s right, title and interest in and to all equipment, appliances, tools, machinery, supplies, building materials and other personal property of every kind and character owned by Seller and attached to, appurtenant to, located in or used in connection with the operation of the “Improvements” (as defined in the Agreement) (collectively, the “Personal Property”).

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver to Buyer all of the Personal Property, including, without limitation, those certain items of personal property described on Exhibit “1” attached hereto.

        1. Seller hereby covenants that Seller will, at any time and from time to time upon written request therefor, execute and deliver to Buyer, Buyer’s successors, nominees or assigns, such documents as Buyer or they may reasonably request in order to fully assign and transfer to and vest the Personal Property in Buyer or Buyer’s successors, nominees and assigns, and to protect Buyer’s or their right, title and interest in and to all of the Personal Property and the rights of Seller intended to be transferred and assigned hereby, or to enable Buyer, Buyer’s successors, nominees and assigns to realize upon or otherwise enjoy such rights and property.

        2. Seller hereby represents and warrants to Buyer that: (i) the Personal Property has been paid for and is not subject to any liens, encumbrances or claims of any kind, (ii) all taxes of any nature whatsoever on the Personal Property have been paid by Seller, (iii) the consideration paid to Seller herewith is the full and complete consideration for the Personal Property, (iv) any sales or other taxes which may be payable with respect to this transfer shall be the sole responsibility of Seller, and (v) the transfer of the Personal Property to Buyer does not require the consent of third parties except as otherwise disclosed in writing by Seller to Buyer. Such warranties and representations shall survive the execution and delivery of this Bill of Sale and Buyer’s subsequent transfer of any of the Personal Property.

EXHIBIT “H”

        3. This Bill of Sale will be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of Buyer and Seller.

        4. This Bill of Sale will be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

[Signature Page Follows]

EXHIBIT “H”

IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale as of the date first written above.

“Seller”	PEGH INVESTMENTS, LLC,
a California limited liability company

By:_______________________________
Name:
Title:

[Attach Description of Personal Property as Exhibit “1”]

EXHIBIT “H” -3-

EXHIBIT “I”

SELLER’S CERTIFICATE

FEDERAL FIRPTA CERTIFICATE

        To inform THE CHEESECAKE FACTORY INCORPORATED, a Delaware corporation (the “Transferee”) that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (“Code”) will not be required by Transferee, upon the transfer of certain real property by PEGH INVESTMENTS, LLC, a California limited liability company (the “Transferor”) to the Transferee, the undersigned hereby certifies the following on behalf of the Transferor:

        1. The Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder); and

        2. The Transferor's U.S. employer or tax identification number is __________.

       3. The Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Insurance Tax Regulations.

        The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

Dated: _________________, 2004	PEGH INVESTMENTS, LLC,
a California limited liability company

By: ____________________________________________
Name: __________________________________________
Title: ___________________________________________

EXHIBIT “I”

EXHIBIT “J”

GENERAL ASSIGNMENT AGREEMENT

        THIS GENERAL ASSIGNMENT AGREEMENT (“Assignment”), is dated as of _______________, 2004, by and between PEGH INVESTMENTS, LLC, a California limited liability company (“Assignor”), and THE CHEESECAKE FACTORY INCORPORATED, a Delaware corporation (“Assignee”).

        Assignor is the owner of that certain land (the “Land”) located in the City of Calabasas, County of Los Angeles, State of California, more particularly described in Exhibit “A” attached hereto, and all rights, privileges and easements appurtenant to the Land (the “Appurtenances”), and all buildings and other improvements thereon (the “Improvements”). The Land, the Appurtenances and the Improvements are hereinafter referred to collectively as the “Real Property.” The Real Property is being conveyed by Assignor to Assignee pursuant to a grant deed (the “Deed”) of on or about even date herewith.

        NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Assignor hereby grants, assigns, transfers, conveys and delivers to Assignee all of Assignor’s right, title, interest, benefits and privileges in and to the following described property (collectively, the “Rights”):

(a) All engineering, consulting, architectural and other similar contracts, and any and all amendments and modifications thereto, concerning the design or construction of any or all of the Real Property and all warranties with respect thereto and to any construction contracts (including all statutory, express and implied warranties), including, without limitation those warranties that are described in Exhibit “B” attached hereto;

(b) All architectural drawings, plans, specifications, soils tests, appraisals, engineering reports and similar materials relating to any or all of the Real Property;

(c) All payment and performance bonds or guaranties and any and all modifications and extensions thereof relating to the Real Property;

(d) All governmental entitlements (including, but not limited to, all environmental impact reports, negative declarations, map approvals, conditional use permits, building permits and certificates of occupancy for the Improvements), permissions, environmental clearances, authority to subdivide the Land, rights, licenses and permits that relate to all or any of the Real Property;

(e) All general intangibles benefiting or relating to the development or use of the Real Property, including, without limitation, all names under which or by which the Real Property or any portion thereof may at any time be operated or known, all rights to carry on business under any such names or any variant thereof, and all trademarks and goodwill in any way relating to the Real Property;

EXHIBIT “J” -1-

(f) All refunds and payments of any kind relating to the construction, operation, occupancy, use or disposition of any or all of the Real Property; and

(g) All proceeds and claims arising on account of any damage to or taking of the Real Property or any part thereof, and all causes of action and recoveries for any loss or diminution in the value of the Real Property.

        2. Assignor hereby represents and warrants to Assignee that (i) Assignor has not assigned, sold, mortgaged, pledged or otherwise transferred all or any of Assignor’s right, title or interest in or to any of the Rights to any party other than Assignee and (ii) Assignor owns the Rights free and clear from any and all liens, encumbrances and security interests.

        3. This Assignment will be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto.

        4. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party will be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees.

        5. This Assignment will be governed by, interpreted under, and enforced and construed in accordance with the laws of the State of California.

        6. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

[Signature Page Follows]

EXHIBIT “J”

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first hereinabove written.

“Assignor”	PEGH INVESTMENTS, LLC,
a California limited liability company

By: __________________________________
Name: ______________________
Title: _______________________

“Assignee”	THE CHEESECAKE FACTORY INCORPORATED,
a Delaware corporation

By: _________________________________
Name: ______________________
Title: _______________________

EXHIBIT “J” -3-

LEGAL DESCRIPTION OF THE PROPERTY

[To Be Provided] EXHIBIT “A” to EXHIBIT “J”

SCHEDULE OF WARRANTIES

[To Be Provided] EXHIBIT “B” to EXHIBIT “J”

EXHIBIT “K”

[RESERVED] EXHIBIT “K”

EXHIBIT “L”

SCHEDULE OF WARRANTIES FOR THE IMPROVEMENTS TO BE ASSIGNED TO BUYER

[To Be Provided] EXHIBIT “L”